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                                                                     EXHIBIT 3.1
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                           BEFORE PAYMENT OF CAPITAL

                                       OF

                                    ZD INC.

            (Pursuant to Section 241 of the General Corporation law

                           of the State of Delaware)


          ZD Inc., a Delaware corporation (the "Corporation"), hereby certifies as follows:

          FIRST.  The Corporation has not received any payment for any of its stock and this amendment to its certificate of incorporation has been duly adopted in accordance with Section 241 of the General Corporation law of the

State of Delaware.

          SECOND.  The Board of Directors of the Corporation duly adopted a resolution setting forth and declaring advisable the amendment of its certificate of incorporation to read as follows:
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                                 ARTICLE FIRST

                                      NAME

                The name of the Corporation is Ziff-Davis Inc.


                                 ARTICLE SECOND

                          REGISTERED OFFICE AND AGENT

          The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                 ARTICLE THIRD

                                   PURPOSES

          The purposes of the Corporation are as follows:

          (a) to publish information on computing and Internet-related technology through the media of print, CD ROM/DVD, Internet and television;

          (b) to produce trade shows, conferences, exhibitions and similar events primarily related to computing and Internet-related technology; and

          (c) to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE FOURTH

                                 CAPITAL STOCK

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 130 million shares, of which 120 million shares of the par value of $.01 per share shall be designated as Common Stock, and 10 million shares of the par value of $.01 per share shall be designated as Preferred Stock.

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          Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

          (a) the distinctive serial designation of such series which shall distinguish it from other series;

          (b)  the number of shares included in such series;

          (c) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

          (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

          (e) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

          (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

          (g) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the

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     option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

          (i) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights.

Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware or any corresponding provision hereafter enacted.

                                 ARTICLE FIFTH

                                    BY-LAWS

          The board of directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation.

          The by-laws of the Corporation may also be altered or repealed and new by-laws may be adopted (i) at any annual or special meeting of stockholders, by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, provided, however, that any proposed alteration or repeal of, or the adoption of any by-law inconsistent with, Sections 1.2, 1.11 and 1.12 of
Article I of the by-laws, Sections 2.1 and 2.2 of Article II of the by-laws, or this sentence, by the stockholders shall require the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class, or (ii) by the affirmative vote of a majority of the board of directors.

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                                 ARTICLE SIXTH

                               BOARD OF DIRECTORS

          The number of directors of the Corporation shall be fixed from time to time pursuant to the by-laws of the Corporation. Commencing with the first annual meeting of stockholders, the directors of the Corporation shall be divided into three classes, as nearly equal in number as reasonably possible, as determined by the board of directors, with the initial term of office of the first class of such directors ("Class I") to expire at the first annual meeting of stockholders, the initial term of office of the second class of such directors ("Class II") to expire at the second annual meeting of stockholders and the initial term of office of the third class of such directors ("Class III") to expire at the third annual meeting of stockholders thereafter, with each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nonetheless continue as a director of the class of which he is a member until the expiration of his current term, or his earlier death, retirement, resignation, or removal, and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to maintain such classes as nearly equal in number as reasonably possible. No director may be removed except for cause, provided a director who is also an officer of the Corporation shall resign or be removed upon termination of his or her employment as such officer. This Article SIXTH may not be amended, modified or repealed except by the affirmative vote of the holders of not less than 80% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

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                                ARTICLE SEVENTH

                               STOCKHOLDER ACTION

          Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of such holders and may not be taken by any consent in writing by such holders. Except as otherwise provided for herein or required by law, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by the Chairman or the board of directors pursuant to a resolution stating the purpose or purposes thereof, and any power of stockholders to call a special meeting is specifically denied.


                                 ARTICLE EIGHTH

                               DIRECTOR LIABILITY

          A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this Article EIGHTH shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.


            IN WITNESS WHEREOF, ZD Inc. has caused this certificate to be signed by Eric Hippeau, its Chairman, on the 1st day of May 1998.



                          ZD INC.


                          By_______________________________
                            Eric Hippeau, Chairman

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